EXHIBIT 32.1
REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, each of the undersigned, Susan M. Ivey, Chief Executive Officer, and Thomas R. Adams, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to her or his knowledge, that:
1)	RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of RAI.
EXECUTED this 2nd day of May, 2008.

/s/ Susan M. Ivey
Susan M. Ivey, Chairman of the Board, President and Chief Executive Officer of
Reynolds American Inc.

/s/ Thomas R. Adams
Thomas R. Adams, Executive Vice President and Chief Financial Officer of
Reynolds American Inc.